EXHIBIT 5.3

CONSENT OF QUALIFIED PERSON

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated in the Registration Statement on Form F-10 of Elemental Altus Royalties Corp. in connection with the scientific and technical disclosure of the Registrant, and (2) all other references to the undersigned included or incorporated by reference in the Registration Statement on Form F-10 of Elemental Altus Royalties Corp.

Dated: October 22, 2025

/s/ Richard Evans
Richard Evans, BSc (Hons) GradDip Business FAusIMM